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                                                                   EXHIBIT 10.16

                     INTERCOMPANY INDEMNIFICATION AGREEMENT

         This INTERCOMPANY INDEMNIFICATION AGREEMENT (this "Agreement") dated as of July 1, 1999 by and between VITAMINSHOPPE.COM, INC., a Delaware corporation ("VitaminShoppe.Com"), and VITAMIN SHOPPE INDUSTRIES INC., a New York corporation ("VSI"),

                              W I T N E S S E T H:

         WHEREAS, VitaminShoppe.com and VSI have entered into a Trademark License Agreement, a Supply and Fulfillment Agreement, a Co-Marketing Agreement, an Administrative Services Agreement, a Database Agreement and a Tax Allocation Agreement, each dated of even date herewith (collectively, the "Intercompany Agreements");

         WHEREAS, the execution and delivery of this Agreement by VSI is a material inducement to VitaminShoppe.com to consummate the transactions contemplated by the Intercompany Agreements; and

         WHEREAS, the execution and delivery of this Agreement by VitaminShoppe.com is a material inducement to VSI to consummate the transactions contemplated by the Intercompany Agreements;

         NOW, THEREFORE, the parties agree as follows:

         1. INDEMNIFICATION. (a) VitaminShoppe.com agrees to indemnify and hold VSI and its officers, directors, employees, subsidiaries, affiliates other than VitaminShoppe.com and agents harmless against and in respect of any and all Losses (as defined below) incurred by any of them and third-party claims against any of them arising out of or otherwise relating to the management, conduct, operations or activities of VitaminShoppe.com after June 30, 1999. For the purposes of this Agreement, "Losses" shall mean any and all actual costs or expenses (including without limitation attorney fees billed at standard hourly rates and expenses as and when incurred in connection with any action, claim or proceeding relating thereto), judgments, amounts paid in settlement, fines, penalties, assessments and taxes. Notwithstanding the foregoing, Losses shall be reduced to reflect any insurance proceeds actually recovered by the indemnified party relating to such claim; provided that this reduction shall not be applied if to do so would excuse any insurer from any obligation to cover any loss. If an indemnified party receives insurance proceeds after it receives indemnity hereunder, then the indemnified party, within ten days after receipt of such proceeds, shall pay to the indemnifying party the amount by which the indemnifying party's payment would have been reduced if the insurance proceeds had been received before the indemnity payments.

         (b) VSI agrees to indemnify and hold VitaminShoppe.com and its officers, directors, employees, subsidiaries, affiliates other than VSI and agents harmless against and in respect of any and all Losses incurred by any of them and third-party claims against any of them arising out of or otherwise relating to the management, conduct, operations or activities of VSI prior to, on

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and after the date hereof unless such Losses or third-party claims have been expressly assumed by VitaminShoppe.com prior to the date hereof. Notwithstanding the foregoing, Losses shall be reduced to reflect any insurance proceeds actually recovered by the indemnified party relating to such claim; provided that this reduction shall not be applied if to do so would excuse any insurer from any obligation to cover any loss. If an indemnified party receives insurance proceeds after it receives indemnity hereunder, then the indemnified party, within ten days after receipt of such proceeds, shall pay to the indemnifying party the amount by which the indemnifying party's payment would have been reduced if the insurance proceeds had been received before the indemnity payments.

         (c) VSI agrees to indemnify and hold VitaminShoppe.com and its officers, directors, employees, subsidiaries, affiliates other than VSI and agents harmless against and in respect of any and all Losses incurred by any of them by reason of, or arising out of, (i) any liability for income and franchise taxes arising out of the inclusion of VitaminShoppe.com and any subsidiary of VitaminShoppe.com in any consolidated federal income tax return, or any consolidated, combined or unitary state or local tax return, of VSI, except for any such liability as is directly attributable to the operations of VitaminShoppe.com and any such subsidiaries, (ii) any liability or obligations of any entity, whether or not incorporated, which is or was part of a controlled group or under common control with VitaminShoppe.com or otherwise treated as a "single employer" with VitaminShoppe.com within the meaning of section 414(b),
(c), (m) or (o) of the Internal Revenue Code of 1986, as amended and (iii) any liability or obligations of VSI under the Employees Retirement Income Security Act of 1974, as amended. Notwithstanding the foregoing, Losses shall be reduced to reflect any insurance proceeds actually recovered by the indemnified party relating to such claim; provided that this reduction shall not be applied if to do so would excuse any insurer from any obligation to cover any loss. If an indemnified party receives insurance proceeds after it receives indemnity hereunder, then the indemnified party, within ten days after receipt of such proceeds, shall pay to the indemnifying party the amount by which the indemnifying party's payment would have been reduced if the insurance proceeds had been received before the indemnity payments.

         2. INDEMNIFICATION PROCEDURES. (a) In the event that any third-party claim in respect of which an indemnified party might seek indemnity is asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver a notice (a "Claim Notice") with reasonable promptness to the indemnifying party, which Claim Notice shall include the amount of the Losses claimed to the extent known. The indemnifying party shall notify the indemnified party within 60 days of its receipt of a Claim Notice whether the indemnifying party disputes its liability to the indemnified party and whether the indemnifying party desires, at its sole cost and expense, to defend the indemnified party against such third-party claim.

         (b) If the indemnifying party notifies the indemnified party within 60 days after its receipt of a Claim Notice that the indemnifying party desires to defend the indemnified party with respect to the third-party claim pursuant to this paragraph 2(b), then the indemnifying party shall have the right to defend, with counsel reasonably satisfactory to the indemnified party, at

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the sole cost and expense of the indemnifying party, such third-party claim by all appropriate proceedings, which proceedings must be vigorously and diligently prosecuted by the indemnifying party to a final conclusion or may be settled at the discretion of the indemnifying party; provided that the indemnifying party shall not be permitted to effect any settlement without the written consent of the indemnified party unless (i) the sole relief provided in connection with such settlement is monetary damages that are paid in full by the indemnifying party, (ii) such settlement involves no finding or admission of any wrongdoing, violation or breach by any indemnified party of any right of any other person or any laws, contracts or governmental permits and (iii) such settlement has no effect on any other claims that may be made against or liabilities of any indemnified party. The indemnifying party shall have full control of such defense and proceedings, including any compromise or settlement thereof (except as provided in the preceding sentence); provided that the indemnified party may, at its sole cost and expense, at any time prior to the indemnifying party's delivery of the notice referred to in the first sentence of this paragraph 2(b), file any motion, answer or other pleadings or take any other action that the indemnified party reasonably believes to be necessary or appropriate to protect its interests if such indemnified party has been advised by legal counsel that it may have one or more legal defenses available to it that are not available to the indemnifying party; and provided further that if requested by the indemnifying party, the indemnified party shall, at the sole cost and expense of the indemnifying party, provide reasonable cooperation to the indemnifying party in contesting any third-party claim that the indemnifying party elects to contest. The indemnified party may participate in but not control any defense or settlement of any third-party claim controlled by the indemnifying party pursuant to this paragraph 2(b) and, except as provided in the first sentence of this paragraph 2(b) and the preceding sentence, the indemnified party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the indemnified party may take over the control of the defense or settlement of a third-party claim at any time if it irrevocably waives its right to indemnity with respect to such third-party claim.

         (c) If the indemnifying party fails to notify the indemnified party within 60 days of its receipt of a Claim Notice that the indemnifying party desires to defend the third-party claim pursuant to this paragraph 2 or if the indemnifying party gives such notice but fails to prosecute vigorously and diligently or settle such third-party claim (in each case in accordance with paragraph 2(b)), or if the indemnifying party fails to give any notice whatsoever within such 60-day period, then the indemnified party shall have the right to defend, at the sole cost and expense of the indemnifying party, the third-party claim by all appropriate proceedings, which proceedings shall be prosecuted by the indemnified party in a reasonable manner and in good faith or may be settled at the discretion of the indemnified party (with the consent of the indemnifying party, which consent shall not be unreasonably withheld). Subject to the immediately preceding sentence, the indemnified party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided that if requested by the indemnified party, the indemnifying party shall, at the sole cost and expense of the indemnifying party, provide reasonable cooperation to the indemnified party and its counsel in contesting any third-party claim that the indemnified party is contesting. The indemnifying party may participate in but not control any defense or settlement controlled by the indemnified party

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pursuant to this paragraph 2(c), and the indemnifying party shall bear its own costs and expenses with respect to such participation.

         3. TERM. This Agreement shall commence on the date hereof and continue for an indefinite period in full force and effect until the third anniversary of the date upon which all of the Intercompany Agreements have terminated.

         4. MISCELLANEOUS. (a) Neither party may assign this Agreement or its rights and obligations hereunder in whole or in part without the other party's prior written consent. Any attempt to assign this Agreement without such consent shall be void and of no effect. Notwithstanding the foregoing, either party may assign this Agreement or its rights and obligations hereunder to any entity controlled by it or to any entity by which it is acquired by merger, purchase of capital stock, transfer of substantially all assets or otherwise; provided that such entity shall thereafter succeed to all obligations of such party under this Agreement.

         (b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflicts of law of such state.

         (c) Each party hereto irrevocably and unconditionally consents to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York for the purposes of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York, or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party further agrees that service of any process, summons, notice or documents by United States registered mail to such party's address set forth pursuant to paragraph 4(e) shall be effective service of process for any action, suit or proceeding in respect to any matters to which such party has submitted to jurisdiction in this paragraph 4(c). Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or any transaction contemplated hereby in the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York. Each party irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in either such court has been brought in an inconvenient forum.

         (d) If any provision of this Agreement or any portion thereof, or the application of any such provision or portion thereof, to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof or the remaining portion thereof or the application of such provision to any other persons or circumstances.


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         (e) All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (or one business day in the case of express mail or overnight courier service), as follows:

                  If to VitaminShoppe.com, to:
                  VitaminShoppe.com, Inc.
                  380 Lexington Avenue, Suite 1700
                  New York, NY 10168
                  Attention: President and Chief Executive Officer

                  If to VSI, to:
                  Vitamin Shoppe Industries Inc.
                  4700 Westside Avenue
                  North Bergen, NJ 07047
                  Attention: President and Chief Executive Officer

         (f) No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of such right.

         (g) This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to the subject matter except as specifically set forth herein. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been executed and delivered by both parties.

         (h) This Agreement may be amended only by an instrument in writing signed on behalf of each party. As long as VSI owns at least 30% of the voting power of the capital stock of VitaminShoppe.com, no material term of this Agreement may be amended or waived without the approval of a majority of the directors of VitaminShoppe.com who are not directors, officers or more than 5% stockholders of VSI (or the designee of a more than 5% stockholder).

         (i) This Agreement is for the sole benefit of the parties hereto. Nothing herein expressed or implied shall give or be construed to give to any other person or entity any legal or equitable rights hereunder.

         (j) The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. When reference is made in this Agreement to a paragraph, such reference shall be to a paragraph of this Agreement unless otherwise indicated.


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         (k) The provisions of this paragraph 4 shall survive any termination of this Agreement.



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        VITAMINSHOPPE.COM, INC.


                                        By: /s/ Kathryn H. Creech
                                            ------------------------------------
                                            Name:      Kathryn H. Creech
                                            Title:     President and Chief
                                                       Executive Officer


                                        VITAMIN SHOPPE INDUSTRIES INC.


                                        By: /s/ Jeffrey J. Horowitz
                                            ------------------------------------
                                            Name:      Jeffrey J. Horowitz
                                            Title:     President and Chief
                                                       Executive Officer